UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018 (January 5, 2018)

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 5, 2018, The Meet Group, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Kanen Wealth Management LLC and David L. Kanen (collectively, the “Investor Group”) regarding, among other matters, the membership and composition of the Board of Directors of the Company (the “Board”).

Pursuant to the Cooperation Agreement, the Company agreed to (i) no later than March 6, 2018 (the “Appointment Date”), appoint to the Board one of the two individuals (with the decision as to which individual to be appointed being in the Board’s sole discretion) recommended by the Investor Group (each, a “Recommended Candidate”) and named in an email sent on December 6, 2017 by the Investor Group’s counsel to the Company’s counsel (such appointed individual, the “New Director”) to serve in office for a term of office that expires at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), provided that each such individual continues to be willing to serve on the Board and provided that each such individual has provided the Company with an executed written consent (the “New Director Consent”) agreeing to serve on the Board if he or she was to be appointed to the Board. If the Recommended Candidate selected by the Board is unable to serve as a director for any reason as of the Appointment Date or does not provide the Company with the New Director Consent at or prior to the Appointment Date, then the Company and the Investor Group shall work together in good faith to identify and select a replacement director candidate to be appointed to the Board which shall only be appointed to the Board after having been mutually agreed upon by both the Company and the Investor Group; (ii) concurrent with the appointment of the New Director to the Board, appoint the New Director to at least one (1) of the four (4) standing committees of the Board; provided that, with respect to such committee appointment, the New Director is and continues to remain eligible to serve as a member of such committee pursuant to applicable law and the rules of NASDAQ, if any, that are applicable to the composition of such committee; (iii) cause the slate of director nominees recommended by the Board and standing for election at the 2018 Annual Meeting (the “2018 Nominees”) to include, among others, the New Director; (iv) nominate the New Director for election at the 2018 Annual Meeting with a term expiring at the Company’s 2019 Annual Meeting of Stockholders and until his successors are duly elected and qualified; (v) recommend to the Company’s stockholders the New Director for election to the Board at the 2018 Annual Meeting; (vi) cause the Company to support, and solicit proxies for, the election of the New Director at the 2018 Annual Meeting in the same manner as proxies are solicited for the election of each of the other 2018 Nominees; (vii) cause all proxies received by the Company that provide stockholders with the opportunity to vote for all of the 2018 Nominees to be voted in the manner specified by such proxies; and (viii) reimburse the Investor Group, within five (5) business days of the later of (a) the effective date of the Cooperation Agreement and (b) the date that the Company receives reasonable supporting documentation, for its expenses, including legal fees and expenses, as actually incurred in connection with the matters related to the negotiation and execution of the Cooperation Agreement in an amount not to exceed $25,000.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its common stock $0.001 par value per share (the “Common Stock”), for the duration of the Standstill Period, which is defined in the Cooperation Agreement as the period commencing on January 5, 2018 and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x) ten (10) business days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2019 Annual Meeting (as set forth in the advance notice provisions of the Company’s Amended and Restated Bylaws) or (y) one hundred and thirty (130) calendar days prior to the first anniversary of the 2018 Annual Meeting. The standstill provisions generally prohibit the Investor Group and its Affiliates (as defined below) from taking specified actions during the Standstill Period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; (iv) making stockholder proposals at any annual or special meeting of stockholders or offers with respect to mergers, acquisitions and other business combinations; or (v) calling, or supporting another stockholder’s call of, a special meeting of stockholders.

Pursuant to the Cooperation Agreement, the Investor Group has agreed that at each annual and special meeting of stockholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such stockholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be counted as present thereat for purposes of establishing a quorum; (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below) or Other Voting Recommendation (as defined below), each of the stockholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s definitive proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for stockholder approval by the Board, and against all matters which the Board recommends against stockholder approval; and (iii) not execute any proxy card or voting instruction form in respect of such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Pursuant to the Cooperation Agreement, in the event that Institutional Stockholder Services Inc. (“ISS”) issues a recommendation with respect to any matter (other than with respect to the election of nominees as directors to the Board or the removal of directors from the Board) that is different from the recommendation of the Board, each of the Investors shall have the right to vote on the Company’s proxy card or voting instruction form in accordance with the ISS recommendation (the “Other Voting Recommendation”). Under the Cooperation Agreement, “Opposition Matter” means any of the following transactions, but only to the extent submitted by the Board to the Company’s stockholders for approval: (A) the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; (B) the sale or transfer of a majority of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control, or other business combination that results in a Change of Control (as defined in the Cooperation Agreement) of the Company; (D) any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any changes in the Company’s capital structure (but excluding any proposal regarding the adoption or amendment of equity plans, all of which shall not be deemed an Opposition Matter for purposes of the Cooperation Agreement); or (G) any other transactions that would result in a Change of Control of the Company.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any action by written consent that is sought to be taken by any party, other than the Company or the Board, prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, without limitation, the execution and completion of any consent revocation card solicited by the Company or the Board, in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates on any consent card related to or affecting the removal, replacement, or election of Board members and solicited by any party, other than the Company or the Board.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any demand by a stockholder of the Company that the Company call a special meeting of stockholders, made prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, but not limited to, the execution and completion of any consent revocation card solicited by the Company or the Board in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates for any special meeting demand proposed or sought to be made by any party.
The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Cooperation Agreement dated January 5, 2018 by and among The Meet Group, Inc. and Kanen Wealth Management LLC and David L. Kanen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	January 9, 2018	By: /s/ Geoffrey Cook
Name: Geoffrey Cook Title: Chief Executive Officer